Exhibit 10.19

Allegheny Energy Service Corporation

800 Cabin Hill Drive

Greensburg, PA 15601

February 18, 2004

David B. Hertzog

c/o Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA 15601

Dear David:

You and Allegheny Energy Service Corporation (“AESC”) for itself and as agent for its parent, Allegheny Energy, Inc. (“AEI”), the affiliates and subsidiaries of AESC and AEI, and any successors or assigns of any of the foregoing, entered into an Employment Agreement (the “Agreement”) dated as of July 18, 2003. Pursuant to Section 5(a)(i) of the Agreement, you were entitled to receive a grant of stock options for 300,000 shares of AEI Common Stock under the AEI Long-Term Incentive Plan on January 2, 2004, or stock appreciation rights or an alternative adjustment to your compensation of equivalent value and opportunity reasonably acceptable to you if authorization of such stock options was not obtained under the Public Utilities Holding Company Act of 1935 (“PUHCA”) by such date. As you are aware, authorization of your stock option award under PUHCA was not obtained until February 10, 2004.

Accordingly, you, AESC and AEI hereby agree that the Agreement is hereby amended as follows:

1. Amendment to Section 5(a)(i) of the Agreement. Section 5(a)(i) of the Agreement is hereby amended to read as follows:

“(i) Option Grant. On the fifth business day following the date that AESC obtains authorization under the Public Utilities Holding Company Act of 1935 (the “Authorization Date”), AESC shall grant the Executive stock options (the “Options”) for 300,000 shares of AEI Common Stock under the Allegheny Energy, Inc. 1998 Long-Term Incentive Plan (the “LTIP”) at a per share exercise price equal to the per share closing price of AEI Common Stock on the date of grant, as quoted in the NYSE Composite Transaction Listing in The Wall Street Journal. Such grant shall be evidenced by an award agreement substantially in the form of Exhibit A.”

2. Amendments to Section 5 (c)(i) of the Agreement. The references to January 2, 2004 in clauses (1) and (2) of Section 5(c)(i) of the Agreement are hereby amended to refer to the Authorization Date and the 2004 Closing Price is defined to mean the per share closing price of AEI Common Stock on the Authorization Date as quoted in the NYSE Composite Transaction listing in The Wall Street Journal.

Mr. David B. Hertzog

January 18, 2004

Except as specifically amended hereby, all of the terms and provisions of the Agreement shall remain unchanged and are hereby ratified and confirmed. Please signify your agreement with the foregoing by signing the attached copy of this letter in the place indicated.

Very truly yours,

Allegheny Energy Service Corporation

By:	/s/ Paul J. Evanson

Paul J. Evanson
Chairman, President, and Chief Executive Officer

Allegheny Energy, Inc.

By:	/s/ Paul J. Evanson

Paul J. Evanson
Chairman, President, and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ David B. Hertzog

David B. Hertzog